Exhibit (d)(1)


                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of October 15, 2002, and amended and restated as of October 1, 2003 between AMSOUTH FUNDS, a Massachusetts business trust (herein called the "Trust"), and AMSOUTH ASSET MANAGEMENT INC., an Alabama corporation, (herein called the "Investment Advisor").

      WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the AmSouth Investment Management Company, LLC (AIMCO), is a separate, wholly-owned subsidiary of AmSouth Bank, which formerly served as investment advisor to the Trust;

      WHEREAS, the Investment Advisor is a separate, wholly-owned subsidiary of AmSouth Bank;

      WHEREAS, AmSouth Bank reorganized its investment advisory subsidiaries so that management and investment advisory personnel that formerly provided investment management services as personnel of AIMCO now do so as the personnel of the Investment Advisor;

      WHEREAS, the reorganization of the investment advisory subsidiaries of AmSouth Bank does not effect an actual change in management or control of the investment advisor within the meaning of Rule 2a-6 under the 1940 Act, and, therefore, did not constitute an assignment of this Agreement for purposes of
Section 15(a)(4) of the 1940 Act;

      WHEREAS, the Trust desires to retain the Investment Advisor to furnish investment advisory services in connection with such portfolios of the Trust as now or hereafter may be identified on Schedule A hereto as such Schedule may be amended form time to time with the consent of the parties hereto (each herein called a "Fund");

      WHEREAS, the Board of Trustees of the Trust has duly approved this Agreement upon consideration of the Trust's existing contractual arrangements and applicable law; and

      WHEREAS, the Investment Advisor represents that it is willing and possesses legal authority to so furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. The Trust hereby appoints the Investment Advisor to act as investment advisor to the Funds identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2. DELIVERY OF DOCUMENTS. The Trust has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

           (a) the Trust's Amended and Restated Declaration of Trust dated as of March 19, 2003, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

           (b) the Trust's By-laws and amendments thereto;

           (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Advisor and approving this Agreement;

           (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on May 4, 1988 and all amendments thereto;

           (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-21660) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

           (f) the Funds' most recent prospectuses and Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

           The Trust will furnish the Investment Advisor from time to time with copies of all amendments of or supplements to the foregoing.

      3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Investment Advisor will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in said Funds. The Investment Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Advisor will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Advisor further agrees that it:

           (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

           (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Advisor;

           (c) will not make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

           (d) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Advisor will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Advisor with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, Inc., AmSouth Investment Management Company, or any affiliated person of either the Trust, BISYS Fund Services, Inc. or AmSouth Investment Management Company;

           (e) will maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

           (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential interestholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

           (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Advisor or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Advisor and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

      4. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

      5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      6. EXPENSES. During the term of this Agreement, the Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

      7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Advisor and the Investment Advisor will accept as full compensation therefor a fee computed daily and paid monthly at the applicable annual rate set forth on Schedule A hereto. Each Fund's obligation to pay the above-described fee to the Investment Advisor will begin as of the date of the initial public sale of shares in that Fund.

      If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Advisor will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Advisor hereunder to the aggregate fees otherwise payable by the Fund to the Investment Advisor hereunder and to BISYS Fund Services, Inc. under the Administration Agreement between BISYS Fund Services, Inc. and the Trust. The obligation of the Investment Advisor to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, PROVIDED, HOWEVER, that notwithstanding the foregoing, the Investment Advisor shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

      8. LIMITATION OF LIABILITY. The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      9. DURATION AND TERMINATION. This Agreement will become effective as to a particular Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act. Unless sooner terminated, this Agreement shall continue in effect until December 31, 2004 and thereafter shall continue in effect for successive periods of one year each ending on December 31st of each year, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such
Fund) or by the Investment Advisor. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

      10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      11. DELEGATION OF THE INVESTMENT ADVISOR'S DUTIES AS INVESTMENT ADVISOR. Any of the foregoing Investment Advisor's duties specified in Paragraphs 1 and 3 of this Agreement as investment advisor to any or all Series may be delegated by the Investment Advisor, at the Investment Advisor's expense, to another appropriate party (including an affiliated party), provided that such party is bound by all the corresponding duties and conditions to which the Investment Advisor is subject by Paragraphs 1, 2 and 3 of this Agreement and further provided that any agreement between the Investment Advisor and such party meets all requirements of the 1940 Act and rules thereunder. Furthermore, to the extent consistent with the regulations and orders of the Securities and Exchange Commission, the appointment and engagement of any sub-advisor and delegation to it of duties hereunder by the Investment Advisor shall be subject only to the approval of the Board of Trustees. The Investment Advisor shall oversee the performance of delegated functions by any such party and shall furnish to the Trust with quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties.

      12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of The Commonwealth of Massachusetts.

      The  names   "AmSouth   Funds"  and  "Trustees  of  AmSouth  Funds"  refer
respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated as of March 19, 2003 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interestholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                            AMSOUTH FUNDS

Seal                                        By: /s/ John Calvano
                                                --------------------------------
                                                John Calvano

                                            Title:  President



                                            AMSOUTH ASSET MANAGEMENT INC.

Seal                                        By: /s/ Joseph T. Keating
                                                --------------------------------
                                                Joseph T. Keating

                                            Title:  Chairman

                                                          DATED: OCTOBER 1, 2003


                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                       DATED AS OF OCTOBER 1, 2003 BETWEEN
                                AMSOUTH FUNDS AND
                          AMSOUTH ASSET MANAGEMENT INC.


NAME OF FUND
------------

AmSouth Funds                     Annual  rate of  forty  one-hundredths  of one
Prime Money Market Fund           percent  (.40%) of AmSouth  Funds  Prime Money
                                  Market Fund's average daily net assets.

AmSouth Funds                     Annual  rate of eighty  one-hundredths  of one
Value Fund                        percent  (.80%) of AmSouth  Funds Value Fund's
                                  average daily net assets.

AmSouth Funds                     Annual  rate of  forty  one-hundredths  of one
U.S. Treasury Money Market Fund   percent (.40%) of AmSouth Funds U.S.  Treasury
                                  Fund's average daily net assets.

AmSouth Funds                     Annual  rate of twenty  one-hundredths  of one
Tax-Exempt Money Market Fund      percent  (.20%) of  AmSouth  Funds  Tax-Exempt
                                  Money Market Fund's average daily net assets.

AmSouth Funds                     Annual  rate of  fifty  one-hundredths  of one
Bond Fund                         percent  (.50%) of AmSouth  Funds Bond  Fund's
                                  average daily net assets.

AmSouth Funds                     Annual  rate of eighty  one-hundredths  of one
Balanced Fund                     percent   (.80%)  of  AmSouth  Funds  Balanced
                                  Fund's average daily net assets.

AmSouth Funds                     Annual  rate of  forty  one-hundredths  of one
Municipal Bond Fund               percent (.40%) of AmSouth Funds Municipal Bond
                                  Fund's average daily net assets.

AmSouth Funds                     Annual  rate of thirty  one-hundredths  of one
Government Income Fund            percent  (.30%) of  AmSouth  Funds  Government
                                  Income Fund's average daily net assets.

AmSouth Funds                     Annual  rate of thirty  one-hundredths  of one
Florida Tax-Exempt Fund           percent   (.30%)  of  AmSouth   Funds  Florida
                                  Tax-Exempt Fund's average daily net assets.

AmSouth Funds                     Annual    rate   of   one    hundred    twenty
Small Cap Fund                    one-hundredths   of  one  percent  (1.20%)  of
                                  AmSouth Funds Small Cap Fund's average daily net assets.

AmSouth Funds                     Annual  rate of twenty  one-hundredths  of one
Institutional Prime Obligations   percent    (.20%)   of   the   AmSouth   Funds
Fund                              Institutional Prime Obligations Fund's average
                                  daily net assets.

AmSouth Funds                     Annual rate of  forty-five  one-hundredths  of
Enhanced Market Fund              one percent  (.45%) of AmSouth Funds  Enhanced
                                  Market Fund's average daily net assets.

AmSouth Funds                     Annual  rate of eighty  one-hundredths  of one
Select Equity Fund                percent  (.80%) of AmSouth Funds Select Equity
                                  Fund's average daily net assets.

AmSouth Funds                     Annual   rate  of  one   hundred   twenty-five
International Equity Fund         one-hundredths   of  one  percent  (1.25%)  of
                                  AmSouth  Funds  International   Equity  Fund's
                                  average daily net assets.

AmSouth Funds                     Annual rate of one hundred one  hundredths  of
Mid Cap Fund                      one percent  (1.00%) of AmSouth  Funds Mid-Cap
                                  Fund's average daily net assets.

NAME OF FUND
------------

AmSouth Funds                     Annual  rate of eighty  one-hundredths  of one
Capital Growth Fund               percent (.80%) of AmSouth Funds Capital Growth
                                  Fund's average daily net assets.

AmSouth Funds                     Annual  rate of eighty  one-hundredths  of one
Large Cap                         percent  (.80%)  of  AmSouth  Funds  Large Cap
                                  Fund's average daily net assets.

AmSouth Funds                     Annual rate of  sixty-five  one-hundredths  of
Tennessee Tax-Exempt Fund         one percent (.65%) of AmSouth Funds  Tennessee
                                  Tax-Exempt Fund's average daily net assets.

AmSouth Funds                     Annual rate of  sixty-five  one-hundredths  of
Limited Term Bond Fund            one percent  (.65%) of AmSouth  Funds  Limited
                                  Term Bond Fund's average daily net assets.

AmSouth Funds                     Annual  rate of  forty  one-hundredths  of one
Treasury Reserve Money Market     percent   (.40%)  of  AmSouth  Funds  Treasury
Fund                              Reserve Money Market Fund's  average daily net
                                  assets.

AmSouth Funds                     Annual  rate of twenty  one-hundredths  of one
Strategic Portfolios:             percent  (.20%)  of  AmSouth  Funds  Strategic
Aggressive Growth Portfolio       Portfolios:   Aggressive  Growth   Portfolio's
                                  average daily net assets.

AmSouth Funds                     Annual  rate of twenty  one-hundredths  of one
Strategic Portfolios: Growth      percent  (.20%)  of  AmSouth  Funds  Strategic
Portfolio                         Portfolios:  Growth Portfolio's  average daily
                                  net assets.

AmSouth Funds                     Annual  rate of twenty  one-hundredths  of one
Strategic Portfolios: Growth      percent  (.20%)  of  AmSouth  Funds  Strategic
and Income Portfolio              Portfolios:   Growth  and  Income  Portfolio's
                                  average daily net assets.

AmSouth Funds                     Annual  rate of twenty  one-hundredths  of one
Strategic Portfolios: Moderate    percent  (.20%)  of  AmSouth  Funds  Strategic
Growth and Income Portfolio       Portfolios:   Moderate   Growth   and   Income
                                  Portfolio's average daily net assets.

AMSOUTH ASSET                             AMSOUTH FUNDS
MANAGEMENT INC.


By:   /s/ Joseph T. Keating        By:  /s/ John Calvano
      --------------------------        --------------------------------
Name:  Joseph T. Keating                     Name:  John Calvano

Title:    Chairman                           Title:    President